Exhibit 23.3


                          Consent of Ernst & Young LLP

     We consent to the incorporation by reference of our report dated June 1, 1998, with respect to the financial statements of Managed Prescription Network, Inc. d/b/a Columbia Pharmacy Solutions included in this Form 8-K/A for Express Scripts, Inc., in the Registration Statements of Express Scripts, Inc. (Form S-8 No. 33-64278) pertaining to the 1992 Stock Option Plan, (Form S-8 No. 33-64094) pertaining to the 1992 Stock Option Plan for Outside Directors, (Form S-8 No. 33-93106) pertaining to the 1994 Stock Option Plan, (Form S-8 No. 333-04291) pertaining to the Amended and Restated 1992 Stock Option Plan for Outside Directors, (Form S-8 No. 333-48765) pertaining to the Amended and Restated 1992 Stock Option Plan, and (Form S-8 No. 333-27983), (Form S-8 No. 333-48767) and (Form S-8 No. 333-48779) pertaining to the Amended and Restated 1994 Stock Option Plan.

                                                      /s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
June 8, 1998